SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

FIRST POTOMAC REALTY TRUST
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State of Incorporation or Organization)	37-1470730 (I.R.S. Employer Identification No.)

7600 Wisconsin Avenue Bethesda, Maryland (Address of Principal Executive Offices)	20814 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

7.750% Series A Cumulative Redeemable Perpetual Preferred Shares	The New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-142147
Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
     A description of the preferred shares to be registered hereunder is contained in the section entitled “Description of Our Series A Preferred Shares” in the Registrant’s prospectus supplement dated January 12, 2011, as filed with the U.S. Securities and Exchange Commission on January 14, 2011 under Rule 424(b)(5) and under “Description of Capital Shares — Preferred Shares” in the accompanying prospectus, which descriptions are incorporated herein by reference.
Item 2. Exhibits.

Exhibit No.	Description
3.1	First Amended and Restated Declaration of Trust of First Potomac Realty Trust (Incorporated by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form S-11, filed by the Registrant on October 1, 2003)

3.2*	Articles Supplementary designating First Potomac Realty Trust’s 7.750% Series A Cumulative Redeemable Perpetual Preferred Shares, liquidation preference $25.00 per share, par value $0.001 per share

3.3	Amended and Restated Bylaws of First Potomac Trust (Incorporated by reference to Exhibit 3.2 of the Registrant’s Registration Statement on Form S-11, filed by the Registrant on October 1, 2003)

4.1*	Form of share certificate evidencing the 7.750% Series A Cumulative Redeemable Perpetual Preferred Shares, liquidation preference $25.00 per share, par value $0.001 per share

*	Filed herewith.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

FIRST POTOMAC REALTY TRUST
January 18, 2011	/s/ Joel F. Bonder
Joel F. Bonder
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
3.1	First Amended and Restated Declaration of Trust of First Potomac Realty Trust (Incorporated by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form S-11, filed by the Registrant on October 1, 2003)

3.2*	Articles Supplementary designating First Potomac Realty Trust’s 7.750% Series A Cumulative Redeemable Perpetual Preferred Shares, liquidation preference $25.00 per share, par value $0.001 per share

3.3	Amended and Restated Bylaws of First Potomac Trust (Incorporated by reference to Exhibit 3.2 of the Registrant’s Registration Statement on Form S-11, filed by the Registrant on October 1, 2003)

4.1*	Form of share certificate evidencing the 7.750% Series A Cumulative Redeemable Perpetual Preferred Shares, liquidation preference $25.00 per share, par value $0.001 per share

*	Filed herewith.